Exhibit 5.4

Paul G. Ivancie, P.G.

WSP USA Environment & Infrastructure Inc.

2000 S Colorado Blvd, Suite 2-100, Denver, CO, USA

CONSENT OF QUALIFIED PERSON

VIA SEDAR+ and EDGAR

British Columbia Securities Commission, as Principal Regulator

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland and Labrador)

United States Securities and Exchange Commission

I, Paul G. Ivancie, a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects, state that I am responsible for preparing or supervising the preparation of part(s) of the technical report titled “NI 43 101 Technical Report on the Feasibility Study of the Terronera Project, Jalisco State, Mexico - Amended” with an effective date of September 9, 2021 and dated May 15, 2023, as signed, and certified by me (the “Technical Report”).

Furthermore, I state that:

(a)	The document the Technical Report supports is the short form base shelf prospectus dated May 27, 2025, including the documents incorporated by reference therein (the “Prospectus”), and the Company’s Registration Statement on Form F-10 dated the same date which contains, in part, the Prospectus (the “Registration Statement”);

(b)	I consent to the use of my name in connection with references to my involvement in the preparation of the Technical Report and to references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion of information derived from those sections of the Technical Report that I am responsible for preparing, in the Prospectus and the Registration Statement; and

(c)	I confirm that I have read the Prospectus and the Registration Statement, and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus and the Registration Statement that are derived from those sections of the Technical Report that I am responsible for preparing or that are within my knowledge as a result of services performed by me in connection with the Technical Report.

Dated at Denver, Colorado this 27th day of May, 2025.

/s/ Paul G. Ivancie

Paul G. Ivancie, P.G.